Calculation of Filing Fee Tables
S-8
UNITED STATES STEEL CORP
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $1.00 per share	Other	9,730,000	$ 41.37	$ 402,530,100.00	0.0001531	$ 61,627.36
Total Offering Amounts:						$ 402,530,100.00		$ 61,627.36
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 61,627.36
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the Securities Act), this registration statement also covers an indeterminate number of additional shares of Common Stock which, by reason of changes in the capitalization of the Company and other events specified in the employee benefit plan described herein. (2) Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act, solely for purposes of calculating the registration fee, based on the average of the high and low prices per share of the registrants common stock on May 7, 2025, as reported on the New York Stock Exchange. (3) The registrant does not have any fee offsets.